Innovative Micro Technology
75 Robin Hill Road, Santa Barbara, CA 93117
Ph: 805-681-2800
Fx: 805-967-2677
Contact: Monte Heaton, 805-681-2852, monte@IMTMEMS.com

                                                           FOR IMMEDIATE RELEASE

 INNOVATIVE MICRO TECHNOLOGY RECEIVES EQUITY INVESTMENT FROM L-3 COMMUNICATIONS
    TO PARTNER ON MEMS-BASED STRATEGIC TECHNOLOGIES FOR DEFENSE APPLICATIONS

Santa Barbara, CA, 9 August 2002 - MEMS manufacturer Innovative Micro Technology (IMT) of Santa Barbara, CA, today announced that it has secured a $5 million equity investment from L-3 Communications (L-3) of New York City, New York, a leading defense company. The two firms will collaborate on defense-related projects involving micro-electromechanical systems (MEMS), including but not limited to weapons guidance systems and communications technologies. IMT will partner with L-3 in a variety of areas but remain diversified with ongoing projects in microfluidics, communications, microwave, biomedical, biotechnology, and other applications for new and existing customers.

     L-3 will receive 935,000 shares of IMT common stock, representing approximately 17% of IMT, post-investment. In addition to the common stock, L-3 received two warrants providing for the purchase of common stock. The warrants provide for the purchase of 167,000 shares of common stock at $5.35 per share, and 700,000 shares of common stock at $7.29 per share.

     According to Frank Lanza, CEO and Chairman of L-3 communications, "This investment in IMT is a key part of our vision of the future of defense operations. After evaluation of other MEMS manufacturers, we selected IMT because of their extensive experience with sub-micron photolithography, deep RIE etching, and high-volume manufacturing - all of which are critical to making complex MEMS. We see a variety of applications for MEMS in association with our Interstate Electronics division, as well as our other divisions."

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     Mr. Lanza noted that IMT and L-3 Interstate Electronics have been funded by the US Army TACOM-ARDEC to collaborate on an advanced MEMs Inertial Measurement Unit for guidance of smart munitions, such as Excalibur. "The combination of GPS and MEMs IMU will be a crucial component as the military develops even more advanced strike capability for its precision munitions," said Mr. Lanza.

     Dr. Jill Wittels, Chief Technology Officer for L-3, who will serve on IMT's Board of Directors, stated, "In just a few years, IMT has become a prominent MEMS manufacturer with core manufacturing technologies that fit extremely well with L-3's strategy for MEMS. IMT came highly recommended to us for complex MEMS manufacturing and our evaluations confirmed the technical synergies offered for L-3. The fact that IMT is actively involved in a wide range of applications means that they can apply a diverse range of technologies and processes to L-3's interests. I am personally excited to be associated with the IMT team."

     John Foster, IMT's CEO added, "L-3 Communications is well-known for their state-of-the-art defense and communications technologies and we are proud to be partnering with them. Their prominent status in the defense industry opens doors for us, allows us to combine our technology with L-3's, and aids us in bringing products to market faster. This agreement also allows us to continue to exploit our technologies and synergies in our other core markets, including building biomedical, communications, microfluidics and other devices for new and existing customers, as well as L-3."

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About L-3 Communications

Headquartered in New York City, L-3 Communications is a leading merchant supplier of secure communications systems and products, avionics and ocean products, training products, microwave components and telemetry, instrumentation, space and wireless products. Its customers include the Department of Defense, selected US government intelligence agencies, aerospace prime contractors and commercial telecommunications and wireless customers. To learn more about L-3 Communications, please visit the company's web site at www.L-3Com.com.

About Innovative Micro Technology

Located in Santa Barbara, CA, Innovative Micro Technology (IMT) is a leading prototyping and sub-micron 6" wafer manufacturing services provider for MEMS, with particular strengths in design for manufacturability, high-volume manufacturing and metrology/test. IMT features both bulk and surface MEMS, including RF, optotelecommunications, biomedical, biotechnology, DSL switching, inertial measurement, and other devices. Contact Monte Heaton: Phone (805) 681-2800; FAX (805) 967-2677, email monte@imtmems.com or visit www.imtmems.com.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the companies' recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission.